Exhibit 99.1

CONTACT:
Tere H. Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES FIRST QUARTER OPERATING RESULTS

ESCONDIDO, CALIFORNIA, April 26, 2012...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the first quarter ended March 31, 2012. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended March 31, 2012 (as compared to the same quarterly period in 2011):
●Revenue increased 17.9% to $114.7 million
●FFO available to common stockholders increased 6.9% to $60.7 million
●AFFO available to common stockholders increased 13.9% to $66.3 million
●FFO per share decreased 4.2% to $0.46, and includes a non-cash preferred stock redemption charge of $0.03 per share
●AFFO per share increased 2.0% to $0.50
●Net income available to common stockholders per share was $0.20
●Portfolio occupancy was 96.6%
●Generated gross proceeds of $373.8 million in an offering of 14.95 million shares of Class F Monthly Income preferred stock
●Redeemed 5.1 million shares of Class D preferred stock
●Invested $10.7 million in two new properties and properties under development
●Dividends paid per common share increased 0.9%
●The monthly dividend increased for the 58th consecutive quarter to an annualized amount of $1.74975 per share

Financial Results

Revenue
Revenue, for the quarter ended March 31, 2012, increased 17.9% to $114.7 million as compared to $97.3 million for the same quarter in 2011.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended March 31, 2012, was $26.1 million as compared to $29.9 million for the same quarter in 2011. Net income per share for the quarter ended March 31, 2012, was $0.20 as compared to $0.25 for the same quarter in 2011. The decrease in net income and net income per share is primarily due to a one-time $3.7 million non-cash redemption charge on the Class D preferred shares that were redeemed in March 2012.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

During the first quarter of 2012, income from continuing operations available to common stockholders was $0.19 per share as compared to $0.25 per share for the same quarter in 2011.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended March 31, 2012, increased 6.9% to $60.7 million as compared to $56.8 million for the same quarter in 2011. FFO per share, for the quarter ended March 31, 2012, decreased 4.2% to $0.46 as compared to $0.48 for the same quarter in 2011. The decrease in FFO per share is due to a one-time $3.7 million non-cash redemption charge on the Class D preferred shares that were redeemed in March 2012. Excluding this $3.7 million charge, FFO per share is $0.49 in the first quarter of 2012.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended March 31, 2012, increased 13.9% to $66.3 million as compared to $58.2 million for the same quarter in 2011. AFFO per share, for the quarter ended March 31, 2012, increased 2.0% to $0.50 as compared to $0.49 for the same quarter in 2011.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO and AFFO on page six.

Dividend Information
In March 2012, Realty Income announced the 58th consecutive quarterly dividend increase, which is the 65th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of March 31, 2012, was $1.74975 per share. The amount of the monthly dividends paid, for the first quarter, increased 0.9% to $0.437 per share from $0.433 per share for the same quarter of 2011. Through March 31, 2012, the Company has paid 500 consecutive monthly dividends, and over $2.2 billion in monthly dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of March 31, 2012, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,631 properties located in 49 states, leased to 137 retail chains and other commercial enterprises doing business in 38 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.1 years. Crest Net Lease, a subsidiary company of Realty Income, had an inventory of three properties at March 31, 2012, with a carrying value of $3.0 million.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of March 31, 2012, portfolio occupancy was 96.6% with 90 properties available for lease out of a total of 2,631 properties in the portfolio, as compared to 96.7% portfolio occupancy as of December 31, 2011.

Rent Increases (Decreases)
During the quarter ended March 31, 2012, same store rents on 2,631 properties under lease decreased 1.1% to $93.0 million, as compared to $94.0 million for the same quarter in 2011. Excluding the impact of Friendly’s and Buffet’s reorganization rent adjustments, same store rental revenue increased 1.1% during the first quarter of 2012 as compared to the same period in 2011.

Property Acquisitions
During the first quarter of 2012, Realty Income invested $10.7 million in two new properties and properties under development. The new properties are located in two states and are 100% leased with an initial average lease term of 15.0 years and an initial average lease yield of 9.0%.

Subsequent to the end of the first quarter, Realty Income has acquired, or entered into agreements to acquire, approximately $514 million in new properties that are anticipated to close during the second quarter of 2012. These acquisitions consist of 250 properties leased to four different tenants, all of which operate in industries that currently exist in our real estate portfolio. The acquisitions that have not yet closed are subject to various customary closing conditions. Should certain closing conditions not be met in a timely fashion, or at all, one or more of the acquisitions could be delayed, could fail to close, or could close under conditions different from current expectations.

Realty Income maintains a $425 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of March 31, 2012, outstanding borrowings on the Company’s acquisition credit facility were $43.0 million.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in the first quarter of 2012. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended March 31, 2012, Realty Income sold five properties for $3.6 million, which resulted in gain on sales of $611,000.

Other Activities

Class F Monthly Income Preferred Shares Issued
In February 2012, Realty Income issued 14.95 million shares of 6-⅝% Class F Monthly Income preferred shares at $25 per share. The Company generated $373.8 million in gross proceeds that were used to redeem the Company’s Class D preferred shares and to repay borrowings on the Company’s unsecured acquisition credit facility.

In April 2012, Realty Income issued an additional 1.4 million shares of the Class F Monthly Income preferred stock at $25.2863 per share, generating $35.4 million in gross proceeds.

Class D Monthly Income Preferred Shares Redeemed
In March 2012, Realty Income redeemed all of the 5.1 million shares of Class D Monthly Income preferred shares for $25 per share, for a total of $127.5 million. In connection with this redemption, the Company incurred a one-time, non-cash charge of $3.7 million.

Board of Director Activities
In February 2012, Michael D. McKee was named non-executive chairman of Realty Income’s Board of Directors. Donald R. Cameron stepped down as the chairman of the Company’s Board in anticipation of retiring effective at the annual meeting in May 2012. In addition, A. Larry Chapman joined Realty Income’s Board in February 2012.

Direct Stock Purchase and Dividend Reinvestment Plan (the “Stock Plan”)
During the first quarter of 2012, Realty Income issued 21,012 common shares via its Stock Plan at an average price of $36.77 per share. The Plan generated gross proceeds of $774,000 during the quarter.

CEO Comments on Operating Results
Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased to report increases in rental revenue and adjusted funds from operations (AFFO) during the first quarter of 2012. In addition, our net-leased property portfolio continued to exhibit strong performance with occupancy holding fairly steady at 96.6%, at the end of the first quarter, as compared to 96.7% at the end of the fourth quarter of 2011.”

“Property acquisitions for the first quarter of 2012 totaled just $10.7 million invested in two new properties and properties under development. However, we recently announced that we have acquired, or entered into agreements to acquire, approximately $514 million in new properties that are anticipated to close during the second quarter of 2012, subject to certain customary closing conditions. We continue to see a strong flow of acquisition opportunities.”

“We have also been active in the capital markets, accessing over $409 million in a new preferred stock offering (Class F Monthly Income Preferred stock) to fund new property acquisitions, as well as the redemption of our Class D preferred shares, and to pay down borrowings under our credit facility. In connection with the redemption of the Class D preferred shares, we incurred a non-cash charge of $3.7 million, which impacted our funds from operations per share, during the first quarter, by $0.03 per share. Excluding this one-time non-cash charge, our FFO per share would have actually increased by $0.01, or 2.1%. Since this non-cash charge is not used in calculating adjusted funds from operations (AFFO), our AFFO per share increased 2.0% during the first quarter, as compared to the same quarter in 2011.”

“Given the continued strength in our operating performance, we were able to once again increase the amount of the monthly dividend during the first quarter, and the revenue from acquisitions that are projected to close during the second quarter bode well for further increases in the amount of the dividend this year. Given the fact that our mission is to provide monthly dividends that increase over time, we remain focused on operating the business in a manner that will support the payment of increasing dividends over time.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, and the economy.

2012 Estimates
The Company estimates that 2012 FFO per share should range from $2.02 to $2.06 per share, an increase of 2.0% to 4.0% over 2011 FFO per share of $1.98. The FFO per share estimates for 2012 are based on an estimated net income per share range of $0.99 to $1.03, plus estimated real estate depreciation of $1.11, and reduced by potential gains on sales of investment properties of $0.08 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2012 Adjusted Funds from Operations (AFFO) should range from $2.08 to $2.13 per share, an increase of 3.5% to 6.0% over 2011 AFFO per share of $2.01. The AFFO per share estimates for 2012 are based on adding back items to FFO totaling $0.10 to $0.11 that reduce net income, and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.04, for a net increase of $0.06 to $0.07 over FFO.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of March 31, 2012, the Company had paid 500 consecutive monthly dividends throughout its 43-year operating history. The monthly income is supported by the cash flows from over 2,600 properties owned under long-term lease agreements with 137 leading regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2012 and 2011
(dollars in thousands, except per share amounts - unaudited)
	2012	2011
REVENUE
Rental	$114,468	$97,145
Other	255	139
Total revenue	114,723	97,284

EXPENSES
Depreciation and amortization	35,250	26,608
Interest	28,952	25,122
General and administrative	9,168	7,870
Property	2,536	1,705
Income taxes	405	368
Total expenses	76,311	61,673
Income from continuing operations	38,412	35,611
Income from discontinued operations	851	388

Net income	39,263	35,999
Preferred stock dividends	(9,496)	(6,063)
Excess of redemption value over carrying value of preferred shares redeemed	(3,696)	--
Net income available to common stockholders	$26,071	$29,936

Funds from operations available to common stockholders (FFO)	$60,695	$56,798

Adjusted funds from operations available to common stockholders (AFFO)	$66,294	$58,239

Per share information for common stockholders:

Income from continuing operations, basic and diluted	$0.19	$0.25

Net income, basic and diluted	$0.20	$0.25

FFO, basic and diluted	$0.46	$0.48

AFFO, basic and diluted	$0.50	$0.49

Cash dividends paid per common share	$0.437	$0.433

FUNDS FROM OPERATIONS (FFO)
(dollars in thousands, except per share amounts)

	Three Months Ended 3/31/12	Three Months Ended 3/31/11

Net income available to common stockholders	$26,071	$29,936
Depreciation and amortization:
Continuing operations	35,250	26,608
Discontinued operations	52	245
Depreciation of furniture, fixtures & equipment	(67)	(62)
Provisions for impairment on Realty Income investment properties	--	200
Gain on sales of investment properties, discontinued operations	(611)	(129)
Funds from operations available to common stockholders	$60,695	$56,798

FFO per common share, basic and diluted	$0.46	$0.48

Dividends paid to common stockholders	$58,192	$51,123

FFO in excess of dividends paid to common stockholders	$2,503	$5,675

Weighted average number of common shares used for computation per share:
Basic	132,577,100	118,960,878
Diluted	132,703,954	119,109,044

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three Months Ended 3/31/12	Three Months Ended 3/31/11

Net income available to common stockholders	$26,071	$29,936
Cumulative adjustments to calculate FFO(1)	34,624	26,862
FFO available to common stockholders	60,695	56,798
Excess of redemption value over carrying value of preferred share redemption	3,696	--
Amortization of share-based compensation	2,956	2,180
Amortization of deferred financing costs(2)	533	376
Capitalized leasing costs and commissions	(266)	(269)
Capitalized building improvements	(793)	(674)
Other adjustments(3)	(527)	(172)
Total AFFO available to common stockholders	$66,294	$58,239

AFFO per common share, basic and diluted	$0.50	$0.49

Dividends paid to common stockholders	$58,192	$51,123

AFFO in excess of dividends paid to common stockholders	$8,102	$7,116

(1)	See FFO calculation above for reconciling items.
(2)
Includes the amortization of costs incurred and capitalized when our senior notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010 and June 2011. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable in 2011. These costs are being amortized over the lives of the respective mortgages. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended March 31,	2012	2011	2010	2009	2008

Net income available to common stockholders	$26,071	$29,936	$24,142	$24,021	$23,698
Depreciation and amortization	35,235	26,791	23,213	22,911	22,896
Provisions for impairment on Realty Income investment properties	--	200	34	--	--
Gain on sales of investment properties	(611)	(129)	(703)	(198)	(657)
Total FFO	$60,695	$56,798	$46,686	$46,734	$45,937

Total FFO per diluted share	$0.46	$0.48	$0.45	$0.45	$0.46

Total FFO	$60,695	$56,798	$46,686	$46,734	$45,937
Add (less) FFO contributed by Crest	(161)	(180)	(206)	125	194
FFO before Crest contribution	$60,534	$56,618	$46,480	$46,859	$46,131

FFO components, per diluted share:
FFO before Crest contribution	$0.46	$0.48	$0.45	$0.45	$0.46
Crest FFO contribution	$0.00	$0.00	$0.00	$0.00	$0.00

Total FFO	$0.46	$0.48	$0.45	$0.45	$0.46

AFFO	$66,294	$58,239	$47,615	$47,675	$48,707

AFFO per diluted share	$0.50	$0.49	$0.46	$0.46	$0.49

Cash dividends paid per share	$0.437	$0.433	$0.429	$0.425	$0.410
Weighted average diluted shares outstanding	132,703,954	119,109,044	103,686,440	103,445,044	100,365,576

CONSOLIDATED BALANCE SHEETS
As of March 31, 2012 and December 31, 2011
(dollars in thousands, except per share amounts)

	2012	2011
	(unaudited)
ASSETS
Real estate, at cost:
Land	$1,747,665	$1,749,378
Buildings and improvements	3,225,543	3,222,603
Total real estate, at cost	4,973,208	4,971,981
Less accumulated depreciation and amortization	(844,005)	(814,126)
Net real estate held for investment	4,129,203	4,157,855
Real estate held for sale, net	8,580	2,153
Net real estate	4,137,783	4,160,008
Cash and cash equivalents	5,194	4,165
Accounts receivable, net	17,567	15,375
Goodwill	17,190	17,206
Other assets, net	220,699	222,635
Total assets	$4,398,433	$4,419,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$22,753	$21,405
Accounts payable and accrued expenses	34,419	58,770
Other liabilities	30,444	29,179
Line of credit payable	43,000	237,400
Mortgages payable, net	56,878	67,781
Notes payable	1,750,000	1,750,000
Total liabilities	1,937,494	2,164,535

Stockholders’ equity:
Preferred stock and paid in capital, par value $0.01 per share, 34,950,000 shares authorized and 23,750,000 shares issued and outstanding as of March 31, 2012, and 20,000,000 shares authorized and 13,900,000 shares issued and outstanding as of December 31, 2011	574,927	337,790
Common stock and paid in capital, par value $0.01 per share, 185,050,000 shares authorized, 133,403,830 shares issued and outstanding as of March 31, 2012, and 200,000,000 shares authorized, 133,223,338 shares issued and outstanding as of December 31, 2011	2,564,184	2,563,048
Distributions in excess of net income	(678,172)	(645,984)
Total stockholders’ equity	2,460,939	2,254,854
Total liabilities and stockholders’ equity	$4,398,433	$4,419,389

Realty Income Performance vs. Major Stock Indices

	Equity			NASDAQ
Realty Income	REIT Index(1)	DJIA	S&P 500	Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
2010	5.1%	38.6%	3.5%	27.9%	2.6%	14.0%	1.9%	15.1%	1.2%	16.9%
2011	5.0%	7.3%	3.8%	8.3%	2.8%	8.3%	2.3%	2.1%	1.3%	(1.8%)
YTD Q1 2012	4.5%	12.0%	3.3%	10.5%	2.5%	8.9%	2.0%	12.6%	1.0%	18.7%
Compounded Average Annual Total Return(5)		17.8%		11.0%		9.7%		8.5%		8.3%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

      (1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period.  Does not include reinvesment of dividends.
      (3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
      (4) Price only index, does not include dividends. Source: Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through March 31, 2012, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of March 31, 2012 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	March 31, 2012(1)	Revenue
Retail	2,574	22,117,700	$98,674	86.1%
Agriculture	15	184,500	5,083	4.4
Distribution	13	2,027,100	3,792	3.3
Manufacturing	6	1,418,600	2,467	2.2
Office	8	778,500	3,000	2.6
Industrial	15	850,500	1,550	1.4
Totals	2,631	27,376,900	$114,566	100.0%

(1)
Includes rental revenue for all properties owned by Realty Income at March 31, 2012, including revenue from properties reclassified as discontinued operations of $162. Excludes revenue of $64 from properties owned by Crest.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended March 31, 2012	Dec 31, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006
Apparel stores	1.3%	1.4%	1.2%	1.1%	1.1%	1.2%	1.7%
Automotive collision services	1.0	0.9	1.0	1.1	1.0	1.1	1.3
Automotive parts	1.0	1.2	1.4	1.5	1.6	2.1	2.8
Automotive service	3.4	3.7	4.7	4.8	4.8	5.2	6.9
Automotive tire services	4.9	5.6	6.4	6.9	6.7	7.3	6.1
Aviation	0.8	0.5	--	--	--	--	--
Beverages	5.3	5.6	3.0	--	--	--	--
Book stores	0.1	0.1	0.1	0.2	0.2	0.2	0.2
Business services	*	*	*	*	*	0.1	0.1
Child care	4.7	5.2	6.5	7.3	7.6	8.4	10.3
Consumer electronics	0.5	0.5	0.6	0.7	0.8	0.9	1.1
Convenience stores	17.0	18.5	17.1	16.9	15.8	14.0	16.1
Crafts and novelties	0.2	0.2	0.3	0.3	0.3	0.3	0.4
Drug stores	3.5	3.8	4.1	4.3	4.1	2.7	2.9
Education	0.7	0.7	0.8	0.9	0.8	0.8	0.8
Entertainment	0.9	1.0	1.2	1.3	1.2	1.4	1.6
Equipment services	0.4	0.4	0.2	0.2	0.2	0.2	0.2
Financial services	0.6	0.5	0.2	0.2	0.2	0.2	0.1
Food processing	1.2	0.7	--	--	--	--	--
General merchandise	0.6	0.6	0.8	0.8	0.8	0.7	0.6
Grocery stores	3.8	1.6	0.9	0.7	0.7	0.7	0.7
Health and fitness	7.0	6.4	6.9	5.9	5.6	5.1	4.3
Home furnishings	1.0	1.1	1.3	1.3	2.4	2.6	3.1
Home improvement	1.6	1.7	2.0	2.2	2.1	2.4	3.4
Motor vehicle dealerships	2.1	2.2	2.6	2.7	3.2	3.1	3.4
Office supplies	0.8	0.9	0.9	1.0	1.0	1.1	1.3
Packaging	0.6	0.4	--	--	--	--	--
Paper	0.2	0.1	--	--	--	--	--
Pet supplies and services	0.6	0.7	0.9	0.9	0.8	0.9	1.1
Restaurants - casual dining	7.8	10.9	13.4	13.7	14.3	14.9	7.0
Restaurants - quick service	6.8	6.6	7.7	8.3	8.2	6.6	4.9
Shoe stores	0.2	0.2	0.1	--	--	--	--
Sporting goods	2.6	2.7	2.7	2.6	2.3	2.6	2.9
Telecommunications	0.9	0.7	--	--	--	--	--
Theaters	9.7	8.8	8.9	9.2	9.0	9.0	9.6
Transportation services	2.4	1.8	0.2	0.2	0.2	0.2	0.3
Video rental	0.0	0.0	0.2	1.0	1.1	1.7	2.1
Wholesale clubs	2.6	0.7	--	--	--	--	--
Other	1.2	1.4	1.7	1.8	1.9	2.3	2.7
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
*  Less than 0.1%

(1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at March 31, 2012
AMC Theatres	5.3%	NPC International/Pizza Hut	2.7%
Diageo	5.0%	BJ’s Wholesale Club	2.6%
L.A. Fitness	4.6%	Rite Aid	2.6%
Northern Tier Energy/Super America	4.4%	Smart & Final	2.4%
Hometown Buffet	3.5%	FreedomRoads/Camping World	2.2%
Regal Cinemas	3.4%	La Petite Academy	2.2%
Friendly’s Ice Cream	3.2%	TBC Corporation	2.2%
The Pantry	3.1%

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 2,527 net leased, single-tenant properties as of March 31, 2012 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Mar. 31, 2012(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Mar. 31, 2012	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Mar. 31, 2012	% of Total Rental Revenue
2012	109	759,200	$2,535	2.3%	32	$910	0.8%	77	$1,625	1.5%
2013	162	1,310,000	4,320	3.9	54	1,913	1.7	108	2,407	2.2
2014	134	988,600	3,624	3.2	30	1,465	1.3	104	2,159	1.9
2015	159	893,900	3,860	3.4	77	2,093	1.9	82	1,767	1.5
2016	172	864,900	3,960	3.5	112	2,297	2.0	60	1,663	1.5
2017	105	1,041,700	3,589	3.2	49	2,463	2.2	56	1,126	1.0
2018	83	1,233,400	3,622	3.2	73	3,346	3.0	10	276	0.2
2019	141	1,525,000	7,302	6.5	132	6,864	6.1	9	438	0.4
2020	85	1,597,400	5,026	4.5	75	4,665	4.2	10	361	0.3
2021	184	1,956,100	8,236	7.3	175	7,709	6.8	9	527	0.5
2022	107	892,300	4,663	4.2	104	4,569	4.1	3	94	0.1
2023	253	2,160,500	10,479	9.3	250	10,147	9.0	3	332	0.3
2024	61	549,500	2,268	2.0	61	2,268	2.0	--	--	--
2025	208	1,724,400	11,629	10.4	203	11,508	10.3	5	121	0.1
2026	110	1,876,500	7,471	6.7	107	7,390	6.6	3	81	0.1
2027 - 2043	454	6,347,000	29,654	26.4	445	29,489	26.3	9	165	0.1
Totals	2,527	25,720,400	$112,238	100.0%	1,979	$99,096	88.3%	548	$13,142	11.7%

(1)
Excludes 14 multi-tenant properties and 90 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $162 from properties reclassified as discontinued operations and excludes revenue of $2,328 from 14 multi-tenant properties and from 90 vacant and unleased properties at March 31, 2012. Excludes revenue of $64 from three properties owned by Crest.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income's property portfolio as of March 31, 2012 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended March 31, 2012(1)	Percentage of Rental Revenue
Alabama	62	95%	420,200	$1,767	1.5%
Alaska	2	100	128,500	307	0.3
Arizona	87	98	619,500	3,069	2.7
Arkansas	17	94	92,400	285	0.2
California	123	99	2,670,100	15,337	13.4
Colorado	59	95	504,200	1,868	1.6
Connecticut	23	87	269,100	1,092	1.0
Delaware	17	100	33,300	433	0.4
Florida	184	96	1,881,000	7,754	6.8
Georgia	143	94	1,251,000	4,908	4.3
Hawaii	--	--	--	--	--
Idaho	12	92	80,700	320	0.3
Illinois	101	98	1,335,900	6,043	5.3
Indiana	81	96	799,000	3,610	3.2
Iowa	21	100	290,600	1,019	0.9
Kansas	37	95	642,900	1,350	1.2
Kentucky	23	96	134,700	653	0.6
Louisiana	34	100	344,200	1,260	1.1
Maine	3	100	22,500	139	0.1
Maryland	29	100	384,000	2,194	1.9
Massachusetts	64	91	575,400	2,286	2.0
Michigan	54	96	287,200	1,197	1.0
Minnesota	150	100	1,003,600	6,765	5.9
Mississippi	72	99	360,700	1,549	1.4
Missouri	76	95	1,027,500	3,802	3.3
Montana	2	100	30,000	81	0.1
Nebraska	19	95	196,300	503	0.4
Nevada	15	100	325,800	1,042	0.9
New Hampshire	15	93	217,200	944	0.8
New Jersey	33	91	260,400	1,909	1.7
New Mexico	9	100	58,400	200	0.2
New York	42	93	776,200	4,213	3.7
North Carolina	93	100	570,100	2,863	2.5
North Dakota	6	100	36,600	63	0.1
Ohio	134	96	1,122,100	3,941	3.4
Oklahoma	35	94	752,400	1,426	1.2
Oregon	20	100	384,200	1,236	1.1
Pennsylvania	103	98	907,200	4,137	3.6
Rhode Island	3	100	11,000	37	*
South Carolina	98	98	371,400	2,294	2.0
South Dakota	10	100	89,800	186	0.2
Tennessee	127	96	737,500	2,901	2.5
Texas	213	98	3,122,600	10,488	9.1
Utah	6	100	121,700	285	0.2
Vermont	4	100	12,700	130	0.1
Virginia	105	95	1,519,400	4,582	4.0
Washington	35	97	298,100	1,035	0.9
West Virginia	2	100	23,000	125	0.1
Wisconsin	27	93	269,200	938	0.8
Wyoming	1	0	5,400	0	0.0
Totals/Average	2,631	97%	27,376,900	$114,566	100.0%

*Less than 0.1%

(1)
Includes rental revenue for all properties owned by Realty Income at March 31, 2012, including revenue from properties reclassified as discontinued operations of $162. Excludes revenue of $64 from properties owned by Crest.